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                                                                  EXHIBIT 10.21

                     FORM OF SENIOR SUBORDINATED DEBENTURE

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECT WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                         SENIOR SUBORDINATED DEBENTURE


$___________________                                            Atlanta, Georgia
[UP TO $5,000,000]                                                 _______, 1999
                                                              [DATE OF ISSUANCE]

         FOR VALUE RECEIVED, the undersigned, nFront, Inc., a Georgia corporation ("Maker"), promises to pay to the order of Noro-Moseley Partners IV, L.P., a Georgia limited partnership ("Payee") (Payee and any subsequent holder(s) hereof are hereinafter referred to collectively as "Holder"), at the office of Holder at ____________________________, Atlanta, Georgia ________, or
at such other place as Holder may designate to Maker in writing from time to time, the principal sum of ______________ and NO/100 DOLLARS ($__________), together with interest on the outstanding principal balance hereof from the date hereof at the rate of three percent (3%) per annum plus the Prime Rate, computed on the basis of a 360-day year. For purposes of this Debenture, "Prime Rate" shall mean the rate per annum announced publicly from time to time by ___________ Bank at its principal office in ____________ as its prime rate of interest.

         The entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full on April 21, 2000 (the "Maturity Date").

         The Maker shall have the privilege to prepay the principal amount of this Debenture in full or in part at any time from the date hereof, without payment penalty or premium. Any prepayment shall be credited first to any accrued and unpaid interest and then to principal.

         This Debenture is issued pursuant to that certain Debenture Purchase Agreement, dated April 22, 1999, between Maker and Payee ("Debenture Purchase Agreement"), and is subordinated to certain other indebtedness of Maker ("Senior Indebtedness") to the extent and with the effect set forth in the Debenture Purchase Agreement. Terms used herein and not herein defined shall have the meanings given them in the Debenture Purchase Agreement.
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         Time is of the essence with this Debenture. It is hereby expressly agreed that in the event that any Event of Default shall occur under the Debenture Purchase Agreement which is not cured within any applicable cure period set forth in the Debenture Purchase Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Debenture Purchase Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, subject to the subordination hereof to the Senior Indebtedness, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until such default is cured at an annual rate (the "Default Rate") equal to fifteen percent (15%) or, if lower, the maximum rate of interest permissible under applicable law (the "Maximum Rate"). All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         In the event this Debenture is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder or acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Debenture or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Debenture or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Debenture may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, chance, modification or discharge is sought.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Debenture or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then,


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ipso facto, the obligation to pay interest hereunder shall be reduced to the
Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the payment of interest on the indebtedness evidenced hereby.

         Notwithstanding the place of making of this Debenture, the parties agree that this Debenture is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                     MAKER:

                                     nFront, Inc.


                                     By:
                                         -----------------------------
                                     Name:
                                           ---------------------------
                                     Title:
                                            --------------------------


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